Exhibit 2

                               OPERATING AGREEMENT

                                       OF

                                  JAF-HLR, LLC

                            Dated as of June 25, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

I.       DEFINITIONS...........................................................1
         1.1      Definitions..................................................1

II.      FORMATION; PURPOSES; TERM.............................................3
         2.1      Formation; Name; Office......................................3
         2.2      Purposes.....................................................3
         2.3      Duration.....................................................3
         2.4      Designated Agent.............................................3
         2.5      Partnership Status...........................................4

III.     CAPITAL CONTRIBUTIONS.................................................4
         3.1      Initial Capital Contribution.................................4
         3.2      Additional Capital Contributions.............................4
         3.3      Capital Contributions as Consideration for
                    Membership Interests.......................................5
         3.4      Uses of Capital Contributions................................5
         3.5      Members' Liability...........................................6
         3.6      Withdrawal of Capital........................................6
         3.7      Source of Distributions......................................6

IV.      TITLE TO THE PROPERTY OF THE COMPANY; DIRECTORS OF NCI; VOTING
           OF NCI CAPITAL STOCK................................................6
         4.1      Title to the Property of the Company.........................6
         4.2      Directors of NCI.............................................6
         4.3      Voting of NCI Capital Stock..................................7

V.       MANAGEMENT OF THE COMPANY; DEADLOCK RESOLUTION; MEETINGS OF
           MEMBERS.............................................................7
         5.1      Management of the Company....................................7
         5.2      Deadlock Resolution..........................................7
         5.3      Meetings of Members..........................................9
         5.4      Action by Written Consent Without a Meeting..................9
         5.5      Conflicts of Interest........................................9
         5.6      Outside Interests...........................................10
         5.7      Bankruptcy, Disability or Death of JAF......................10

VI.      NO COMPENSATION; EXPENSES; CONFIDENTIALITY; RESTRICTIVE
           COVENANTS AND REPRESENTATIONS AND WARRANTIES.......................10
         6.1      No Compensation.............................................10
         6.2      Reimbursement of Expenses...................................10
         6.3      Confidentiality.............................................10
         6.4      Rights and Remedies Upon Breach of
                    Restrictive Covenant......................................11
         6.5      Advance Notice of Termination of Employment.................11
         6.6      Representations and Warranties of the Members...............12


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VII.     ACCOUNTING PROVISIONS................................................13
         7.1      Fiscal Year.................................................13
         7.2      Books and Accounts..........................................13
         7.3      Financial Reports...........................................14
         7.4      Tax Elections...............................................14
         7.5      Tax Audits..................................................14
         7.6      Expenses....................................................15

VIII.    RESTRICTIONS ON TRANSFERS OF MEMBERSHIP INTERESTS....................16
         8.1      General Restriction.........................................16
         8.2      Call Right..................................................16
         8.3      Right of First Refusal......................................17
         8.4      Right to Compel Sale (Drag Along)...........................19
         8.5      Further Limitations on Transfers of
                    Membership Interests......................................20
         8.6      Effect of Transfer..........................................21

IX.      DISTRIBUTIONS AND ALLOCATIONS........................................21
         9.1      Definitions.................................................21
         9.2      Distributions of Net Cash Flow..............................25
         9.3      Allocation of Net Profits...................................25
         9.4      Allocation of Net Losses....................................26
         9.5      No Return of Distributions..................................26
         9.6      Allocations between Assignor and Assignee Members...........26
         9.7      Tax Credits.................................................26
         9.8      Deficit Capital Accounts....................................26
         9.9      Further Allocation Rules....................................26
         9.10     Curative Allocations........................................28
         9.11     Loss Limitation.............................................28
         9.12     Other Allocation Rules......................................28
         9.13     Code Section 704(c) Tax Allocations.........................29
         9.14     Amounts Withheld............................................29

X.       LIQUIDATION AND TERMINATION OF THE COMPANY...........................30
         10.1     Termination of the Company..................................30
         10.2     Liquidation and Winding-Up..................................31
         10.3     Statements on Termination...................................31
         10.4     Priority on Liquidation.....................................31
         10.5     Distribution of Non-Liquid Assets...........................31
         10.6     Orderly Liquidation.........................................32
         10.7     Purchase of Assets by Member................................32
         10.8     Articles of Dissolution.....................................32

XI.      INDEMNIFICATION......................................................32
         11.1     Exculpation.................................................32
         11.2     Claims......................................................32
         11.3     Procedure...................................................33
         11.4     Members' Claims.............................................33


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         11.5     Expenses....................................................34
         11.6     Limitations on Indemnification..............................34
         11.7     Member's Liability..........................................34
         11.8     Non-Exclusive Provision.....................................34
         11.9     Future Laws.................................................34

XII.     SPECIFIC PERFORMANCE.................................................34
         12.1     Specific Performance........................................34

XIII.    MISCELLANEOUS PROVISIONS.............................................35
         13.1     Governing Law...............................................35
         13.2     Consent To Jurisdiction.....................................35
         13.3     Entire Agreement............................................35
         13.4     Notices.....................................................35
         13.5     Captions....................................................36
         13.6     Pronouns....................................................37
         13.7     Execution...................................................37
         13.8     Amendments..................................................37
         13.9     Binding Effect..............................................37
         13.10    Waiver......................................................37
         13.11    No Partition................................................37
         13.12    Counterparts................................................37
         13.13    Remedies....................................................37
         13.14    Severability................................................37
         13.15    Further Assurances..........................................37
         13.16    No Third Party Beneficiaries................................38


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

                               OPERATING AGREEMENT
                                       OF
                                  JAF-HLR, LLC

                      A Delaware Limited Liability Company

      OPERATING AGREEMENT of JAF-HLR, LLC dated as of June 25, 2002 ("Agreement") among JAF-HLR, LLC, a Delaware limited liability company (the "Company"), JAMES A. FINKELSTEIN, an individual with an address at c/o News Communications, Inc., 14th Floor, 2 Park Avenue, New York, New York 10016 ("JAF"), and Hollinger NCI Holdings, LLC, a Delaware limited liability company with an address at 712 Fifth Avenue, New York, New York 10019 ("Hollinger" and together with JAF collectively referred to as the "Members" and each individually as a "Member").

                              W I T N E S S E T H:
                              --------------------

      WHEREAS, on June 24, 2002 the Members caused the Company to be formed as a Delaware limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, as amended (the "Act") and

      WHEREAS, the Members and the Company desire to enter into this Agreement in order to state the terms and conditions of the ongoing operation and management of the Company;

      NOW, THEREFORE, in consideration of the foregoing premises, the agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound, hereby agree as follows:

      I.    DEFINITIONS

            1.1 Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings specified below.

            "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition, the term "control" as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise.

            "Business Day" means any day other than a Saturday, Sunday or a day when banks in New York City are authorized or required by law to be closed.

            "Cause" means the removal of a NCI director because of such director's (i) willful and continued failure substantially to perform his duties with NCI in his established position; (ii) willful conduct which is injurious to NCI or any of its subsidiaries, monetarily or otherwise; (iii) conviction for, or guilty plea to, a felony or a crime involving moral turpitude; (iv) abuse of illegal drugs or other controlled substances or habitual intoxication or (v) willful breach of the NCI Stockholders' Agreement.

            "Direct Lineal Descendant" means the descendants of JAF.

            "Disability" means, and JAF shall be deemed "Disabled" if, (i) the medical doctor attending JAF shall state in a writing signed by him (the "Initial Certification") addressed to Hollinger, NCI and the Company that the mental condition (the "Mental Condition") of JAF is that he does not possess the mental faculties necessary for him to participate in the management of NCI and that the Mental Condition, to the best of such medical doctor's knowledge, is expected to continue for an indefinite, long-term period of time or until the death of JAF and (ii) such medical doctor shall within thirty (30) days after the ninetieth (90th) day following the date of the Initial Certification state in a writing signed by him addressed to Hollinger, NCI and the Company (the date of such certification being deemed to be the date on which the Disability occurred) that, to the best of his knowledge, the Mental Condition (A) has persisted on a continuous basis since the date of the Initial Certification and (B) is expected to continue for an indefinite, long-term period of time or until the death of JAF. The fact that JAF may be physically disabled, in whole or in part, shall be of no consequence in determining the Disability of JAF unless such physical disability by its nature (e.g., coma) also impairs the Mental Condition of JAF to the extent contemplated by clause (i) above.

            "Encumbrance" means, with respect to the Membership Interest of either Member, any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

            "NCI" means News Communications, Inc., a Nevada corporation, and its successors.

            "NCI Stockholders' Agreement" means that certain Stockholders' Agreement dated May 8, 2001 by and among Jerry Finkelstein, The Finkelstein Foundation, Inc., Shirley Finkelstein, Wilbur L. Ross, Jr., Melvyn I. Weiss, M&B Weiss Family Partnership, J. Morton Davis, D.H. Blair Investment Banking Corp., Rivkalex Corporation, Rosalind Davidowitz and JAF.

            "Permitted Transferee" means (i) in the case of Hollinger, any Affiliate of Hollinger and (ii) in the case of JAF, either of the following Persons to whom JAF makes a Transfer of all or any portion of his Membership Interest: (A) a trust for the benefit of JAF's spouse and/or one or more Direct Lineal Descendants; provided, that JAF (1) is the sole trustee of such trust and (2) has the sole voting, investment and management powers with respect to the Membership Interest (or


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

            portion thereof) that makes up all or any part of the corpus of such trust or (B) a Person in which JAF (1) is a principal or director and (2) has an equity interest.

            "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

            "Related  Party" has the  meaning  ascribed  to such term in Section
            11.1.

            "Third Party" means any Person other than any Affiliate of either Member.

            "Transfer" means any sale, assignment, transfer, distribution or other disposition of all or any portion of a Membership Interest, whether voluntary or by operation of law.

      II.   FORMATION; PURPOSES; TERM

            2.1 Formation; Name; Office. The Company has been organized and formed under and pursuant to the Act, to be conducted under the name JAF-HLR, LLC or such other name as the Members shall determine. The primary business office of the Company shall be located at such place as the Members may from time to time designate.

            2.2 Purposes. The purposes for which the Company has been formed are:

                  (a) To acquire, hold and vote equity securities issued by NCI;

                  (b) To negotiate, execute and enter into and perform any and all contracts and agreements necessary for, or otherwise related to, the Company's business;

                  (c) To accomplish any lawful business whatsoever or which shall at any time appear conducive to, or expedient for, the protection or benefit of the Company or its assets and

                  (d) To engage in any and all lawful acts or activities for which limited liability companies may be formed under the Act and which are necessary, customary, convenient or incident to any of the foregoing.

            2.3 Duration. The term of existence of the Company commenced on the date of the filing of its Articles of Organization (the "Articles") with the Secretary of State of New York and shall be perpetual, unless the Company is earlier dissolved in accordance with either the terms and conditions of this Agreement or the Act (the "Term").

            2.4 Designated Agent. The designated agent of the Company upon whom process against the Company may be served shall be set forth in the Articles or in any amendment thereto. The designated agent may be changed from time to time by the Members in accordance with the Act. If the Company's designated agent shall ever resign, then the Members shall promptly appoint a successor in accordance with the Act.


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

            2.5 Partnership Status. The Members intend that the Company shall be treated as a partnership for United States federal, state and local tax purposes to the extent such treatment is available, and shall take (or refrain from taking) such actions as may be necessary to receive and maintain such treatment and refrain from taking any actions inconsistent therewith.

      III.  CAPITAL CONTRIBUTIONS

            3.1 Initial Capital Contribution. Within seven (7) Business Days following the date of this Agreement, (i) JAF shall transfer to the Company as a capital contribution all of his right, title and interest in and to the equity securities of NCI listed on Schedule A annexed hereto pursuant to an Assignment Agreement dated as of the date hereof by and between JAF and the Company and such other documents and instruments as may be required to effect such transfer and (ii) Hollinger shall make a cash contribution to the capital of the Company in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (collectively, the "Initial Capital Contributions").

            3.2 Additional Capital Contributions.

                  (a) Commencing with the calendar year 2003 and continuing with respect to each subsequent calendar year included within the Term, each Member shall have the right (the "Contribution Right") to require that concurrent cash contributions (the "Additional Cash Capital Contributions") of up to Five Thousand Dollars ($5,000) each be made by the Members to the capital of the Company. With respect to each such calendar year, (i) if the first Member to exercise the Contribution Right exercises such right in the amount of Five Thousand Dollars ($5,000), then the Contribution Right of the other Member (but not his or its contribution obligation hereunder) shall automatically terminate and (ii) if the first Member to exercise the Contribution Right exercises such right in an amount less than Five Thousand Dollars ($5,000), then the amount subject to the Contribution Right of the other Member (but not his or its contribution obligation hereunder) shall automatically be reduced by the amount covered by the Contribution Right so exercised. Under no circumstances shall either Member be required to contribute more than Five Thousand Dollars ($5,000) in the aggregate to the capital of the Company in any calendar year whether by reason of Contribution Right exercises or otherwise. In connection with each permitted Contribution Right exercise, the Member exercising such right shall send written notice ("Contribution Notice") of such exercise and the dollar amount required to be contributed to the other Member. Each Member shall make the cash contribution set forth in each Contribution Notice within three (3) Business Days following the date of delivery of such notice. Time shall be of the essence for purposes of this Section 3.2(a).

                  (b) If either Member (a "Non-Contributing Member") fails to timely make a required Additional Cash Capital Contribution and the other Member (the "Contributing Member") has timely made his or its corresponding Additional Cash Capital Contribution, the Contributing Member shall have the right, but not the obligation, to advance directly to the Company as a loan (a "Contribution Loan") the amount of the Additional Cash Capital Contribution not made by the Non-Contributing Member. Each Contribution Loan shall bear interest at a rate per annum equal to the lesser of (i) fifteen percent (15%) or (ii) the maximum rate permitted by applicable law. Each Contribution Loan shall be repaid (first as to interest and


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

then as to principal, until fully repaid) to the Contributing Member in accordance with Section 9.2.

                  (c) JAF shall also contribute to the capital of the Company all additional shares of NCI capital stock and other equity securities of NCI issued to JAF from time to time after the date of this Agreement in the form of compensation, which when aggregated with all other prior issuances of additional shares of NCI capital stock and other equity securities of NCI after the date of this Agreement, exceeds five percent (5%) of NCI's then issued and outstanding equity securities on a fully diluted basis, unless Hollinger shall have waived JAF's obligation to make such contribution in writing. Such shares and other equity securities shall be contributed by JAF promptly following the issuance thereof (but in any event no later than two (2) Business Days after such issuance). In connection with each contribution of shares of NCI capital stock or other equity securities of NCI pursuant to this Section 2.2(c), JAF shall execute, endorse and deliver all documents and instruments (including, without limitation, stock powers) as shall be necessary to transfer all of JAF's right, title and interest in and to such NCI securities to the Company. Hollinger hereby acknowledges and confirms that JAF shall have no obligation to contribute any option granted to JAF (or the securities received upon exercise thereof) by NCI in the ordinary course as part of a customary compensation package. The capital contribution covered by this Section 2.2(c) together with the Initial Capital Contributions and the Additional Cash Capital Contributions are hereinafter collectively referred to as the "Capital Contributions."

            3.3 Capital Contributions as Consideration for Membership Interests.

                  (a) In consideration for the Capital Contributions made, and to be made, by the Members to Company, the Company hereby issues as of the date of this Agreement a membership interest ("Membership Interest") in the Company to each Member. Subject to the satisfaction of the Hollinger Priority Return Amount (as such term is defined in Section 9.1(g)), the percentage interest ("Percentage of Membership Interest") of each Member in the total capital of the Company shall initially be fifty percent (50%), as the same may be adjusted from time to time in accordance with this Agreement. No Member shall receive any interest on his or its Capital Contributions to the Company.

                  (b) If the Membership Interest and Percentage of Membership Interest of either Member is changed in accordance with the terms and conditions of this Agreement during any calendar year included within the Term, then the amounts of all items to be credited, charged or distributed to the Members for the entire calendar year in accordance with their respective Membership Interests and Percentages of Membership Interests shall be allocated to the portion of such calendar year which precedes the date of such change (and if there shall have been a prior change in such calendar year, which commences on the date of such prior change) and to the portion of such calendar year which occurs on and after the date of such change (and if there shall be a subsequent change in such calendar year, which precedes the date of such subsequent change), in proportion to the number of days in such portion of said calendar year, and the amounts of the items so allocated to each such portion shall be credited, charged or distributed to the Members in proportion to their respective Membership Interests and Percentages of Membership Interests during each such portion of the calendar year in question.


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

            3.4 Uses of Capital Contributions.

                  (a) The Initial Capital Contribution made by Hollinger shall be used to fund the distribution to JAF required to be made by the Company pursuant to Section 9.2(a).

                  (b) The Additional Cash Capital Contributions shall be used for ongoing operational and other business-related expenses of the Company.

            3.5 Members' Liability.

                  (a) All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

                  (b) Except as otherwise expressly required by the Act or other applicable law, a Member shall not have any liability in excess of the amount of such Member's Capital Contributions to the Company.

            3.6  Withdrawal  of Capital.  Except as  otherwise  provided  for in
Section 9.2, no Member shall have the right to withdraw any part of such Member's capital contributions prior to the liquidation and termination of the Company pursuant to Article X, unless such withdrawal has been agreed to by the other Member.

            3.7 Source of Distributions. No Member or other Related Party shall be personally liable for the return of the Capital Contributions of the other Member, or any portion thereof; it being hereby expressly acknowledged and confirmed by the Members that any such return shall be made solely from the Company's assets.

      IV. TITLE TO THE PROPERTY OF THE COMPANY; DIRECTORS OF NCI; VOTING OF NCI CAPITAL STOCK

            4.1 Title to the Property of the Company. Title to any and all property, real, personal or mixed, owned by, or leased to, the Company shall be held in the name of the Company, or in the name of any nominee which the Members may designate.

            4.2 Directors of NCI.  Notwithstanding  the terms and  conditions of
Section 5.1, during the Term, for so long as JAF has the right under the NCI Stockholders' Agreement to designate four (4) nominees to NCI's board of directors, JAF hereby irrevocably agrees to exercise his rights under such agreement to designate as two (2) of such four (4) nominees, two (2) nominees designated by Hollinger; provided, however, that if JAF shall cease to serve as the President of NCI for any reason, then JAF hereby irrevocably agrees to exercise his rights under the NCI Stockholders' Agreement to designate as three
(3) of such four (4) nominees, three (3) nominees designated by Hollinger. JAF shall not consent or agree to any amendment, modification, supplement or restatement (in whole or in part) of the NCI Stockholders' Agreement without the prior written consent of Hollinger (which consent may be withheld or granted by Hollinger in its sole and absolute discretion). JAF hereby acknowledges and confirms that the rights of Hollinger under this Section 4.2 constitute a material inducement for Hollinger having entered into the Agreement and that such rights therefore are coupled with an interest.


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

            4.3 Voting of NCI Capital Stock.

                  (a) Notwithstanding the terms and conditions of Section 5.1, each Member shall have the right to direct the Company's vote or consent with respect to fifty percent (50%) of the voting capital stock of NCI held from time to time by the Company. Except as otherwise provided in Sections 4.3(b), 4.3(c) and 4.3(d), such right shall be exercisable by each Member in his or its sole and absolute discretion.

                  (b) With respect to the shares ("Voting Shares") of voting NCI capital stock as to which he or it has the right to direct the Company's vote or consent, each Member shall direct the Company to vote, or execute consents with respect to, such Voting Shares so as to elect, as directors of NCI, the nominees that the other Member has the right to designate under Section 4.2.

                  (c) If at any time a vote is taken, or a consent is sought, for the removal of one or more directors of NCI, each Member shall not direct the Company to vote, or execute a consent with respect to, his or its Voting Shares in favor of the removal of any director who shall have been designated pursuant to Section 4.2 unless such removal shall be for Cause or the Member entitled to designate such director shall have consented to such removal in writing, provided that if the Member entitled to designate such director shall request the removal, with or without Cause, of such director in writing, then the other Member shall direct the Company to vote, or execute a consent with respect to, his or its Voting Shares in favor of such removal.

                  (d) If a vacancy shall exist on the NCI board of directors as a result of death, disability, retirement, resignation, removal (with or without Cause) or otherwise of a director designated pursuant to Section 4.2, then:

                        (i) the Member entitled to designate such director whose death, disability, retirement, resignation or removal resulted in such vacancy, may designate another individual (the "Nominee") to fill such vacancy and serve as a director of NCI and

                        (ii)  the   provisions   of  Section   4.3(b)  shall  be
applicable with respect to the election of the Nominee to the NCI board of directors.

      V.    MANAGEMENT OF THE COMPANY; DEADLOCK RESOLUTION; MEETINGS OF MEMBERS

            5.1 Management of the Company. Except as otherwise provided in Sections 4.2 and 4.3, any and all decisions concerning the business and affairs of the Company shall be made on a joint basis by the Members. The Members shall have full power and authority to manage, direct, conduct, operate and otherwise do any and all things necessary or convenient to carry out the business and affairs of the Company.

            5.2 Deadlock Resolution.

                  (a) In the event the Members are unable to unanimously agree as required by Section 5.1 to take or not take a certain action concerning the business and affairs of the Company (a "Deadlock"), either Member shall have the right to provide to the other Member a written notice describing in reasonable detail the nature of the Deadlock and the outcome such Member desires. Following the delivery of the notice provided for in the immediately preceding sentence, the Members shall negotiate in good faith to resolve the Deadlock. If the Members are unable to resolve the Deadlock within fifteen (15) days or a mutually-agreed upon longer or shorter period of time (the "Negotiation Period"), then the Members shall follow the procedures set forth in Section 5.2(b) through 5.2(e) to resolve the Deadlock.

                  (b) In the event that the Members are unable to timely resolve the Deadlock pursuant to Section 5.2(a), the Members shall, within three (3) Business Days following the expiration of the Negotiation Period, attempt to resolve the Deadlock by submitting to non-binding mediation in accordance with the Model Procedures for the Mediation of Business Disputes promulgated by the Center for Public Resources ("CPR") then in effect, except where those procedures conflict with the terms and conditions of this Section 5.2(b), in which case the latter shall control. The mediation shall be conducted in the Borough of Manhattan in New York, New York and shall be attended by JAF and a senior executive of Hollinger. The mediator shall be a Federal or New York Supreme Court or Appellate Division judge, former Federal or New York Supreme Court or Appellate Division judge or an individual experienced, to the extent possible, in mediating news reporting business or political trade publishing disputes and appointed from the list of neutrals maintained by CPR. Following their submission to non-binding mediation, the Members shall promptly confer in an effort to select a mediator by mutual agreement. In the absence of such an agreement, the mediator shall be selected from a list generated by CPR with each of the Members having the right to exercise challenges for cause and two (2) peremptory challenges within three (3) Business Days after receiving the CPR list. The mediator shall confer with the Members to design procedures to conclude the mediation within no more than ten (10) days after initiation. In the event that an arbitration hearing is commenced pursuant to Section 5.3(c), no statements or offers (written, electronic, verbal or otherwise) made by either Member during the mediation may be used by the other in such arbitration hearing or in any litigation.

                  (c) In the event that the Members are unable to timely resolve the Deadlock pursuant to Section 5.3(b), the Members shall, within five (5) Business Days following the expiration of the mediation period set forth in
Section 5.3(b), resolve the Deadlock by submitting to binding arbitration pursuant to the Rules of the American Arbitration Association for Commercial Arbitration then in effect, except where those rules conflict with the terms and conditions of this Section 5.3(c), Section 5.3(d) or Section 5.3(e), in which case such Sections shall control. Concurrently with its submission to arbitration, each of the Members shall (i) select an arbitrator (each a "Designated Arbitrator") who is unaffiliated with such party and, to the extent possible, experienced in arbitrating news reporting business or political trade publishing disputes and (ii) notify the other in writing of the identity of the arbitrator so selected. In the event that either Member shall fail to timely select its Designated Arbitrator, such Designated Arbitrator shall be selected by the office of the American Arbitration Association (or any successor thereto) located in the Borough of Manhattan in New York, New York. The Designated Arbitrators shall, within five (5) Business Days following their selection, select a third arbitrator (the "Third Arbitrator" and collectively with the Designated Arbitrators, the "Arbitrators"). If the Designated Arbitrators are unable to agree on the Third Arbitrator within such five (5)-Business Day-period, then the Third Arbitrator shall be selected by the office of the

American Arbitration Association (or any successor thereto) located in the Borough of Manhattan in New York, New York. Each of the Members shall pay the fees and expenses of the Designated Arbitrator selected by it. The fees and expenses of the Third Arbitrator shall be borne equally by the Members.

                  (d) The arbitration hearing shall be conducted in the Borough of Manhattan in New York, New York and conclude no later than thirty (30) days after the date on which the Third Arbitrator is selected pursuant to Section 5.3(c). The Arbitrators shall set a date for the arbitration hearing; make determinations based solely on the documents and other evidence presented at the arbitration hearing; commit to the rendering of a decision regarding the Deadlock within ten (10) Business Days after the conclusion of the arbitration hearing (the date on which such arbitration hearing concludes being hereinafter referred to as the "Conclusion Date") and provide discovery according to the time limits specified herein, giving recognition to the understanding of the Members that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the time limits specified herein may be met without undue difficulty. In no event shall the Arbitrators allow either Member to obtain more than a total of fifteen (15) hours of deposition testimony from all witnesses, including both fact and expert witnesses. In the event multiple hearing days are required, they shall be scheduled consecutively to the greatest extent possible.

                  (e) The Arbitrators shall, within ten (10) Business Days after the Conclusion Date, render a written opinion (the "Opinion") of their decision regarding the Deadlock to each of the Members which shall set forth in reasonable detail the grounds upon which such decision is based. The decision contained in the Opinion shall be final and binding on the Members. Neither Member may apply to any court to vacate, modify or appeal the Opinion, but may apply to an appropriate court solely for the purpose, if necessary, of enforcing the Opinion. Notwithstanding the foregoing, either Member may seek to vacate or modify the Opinion solely on the grounds of corruption, fraud or miscalculation of figures.

            5.3 Meetings of Members. The Members shall hold regular meetings at least once each calendar quarter at such time and place as they shall determine. Special meetings of the Members may be called at any time by either Member. The Member calling a special meeting shall provide the other Member with written notice of the time, place and purpose(s) of such meeting. No special meeting of Members shall be held less than three (3) Business Days nor more than fifteen
(15) Business Days after notice thereof; provided, however, that each Member may, with respect to himself or itself, waive the notice requirements set forth herein. The Members may participate in regular and special meetings of the Members either in person or by means of telephone, video conference or such other communication device that permits all persons participating in such meeting to hear each other.

            5.4 Action by Written Consent Without a Meeting. Any action required or permitted to be taken at any meeting of the Members (whether regular or special) may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed and dated by each Member.

            5.5 Conflicts of Interest. The fact that a Member or any Related Party of such Member is directly or indirectly interested in, or connected with, any Person employed by the

Company or from whom the Company may buy property or contract services, shall not prohibit the Company from employing, purchasing from, selling to or otherwise dealing with, such Person provided that the (i) compensation, price or fee charged to or received by the Company therefor is comparable and competitive with the compensation, price or fee that would be paid to or paid by an unaffiliated Person and (ii) existence of such relationship is disclosed to the other Member.

            5.6 Outside Interests. Each Member may engage in, invest in, participate in or otherwise enter into other business ventures of any kind, nature and description, alone or with others, and neither the Company nor the other Member shall have any right in or to any such activities or the income or profits derived therefrom or the rights, properties or assets thereof.

            5.7 Bankruptcy, Disability or Death of JAF. Subject to Section 10.1(a)(iii), the bankruptcy, Disability or death of JAF shall not cause a dissolution of the Company, but the rights of JAF to share in the profits and losses of the Company and to receive distributions of Company funds shall, on the happening of such an event, devolve upon his trustee, guardian, or legal representative or executor, as the case may be, subject to the terms and conditions of this Agreement.

      VI. NO COMPENSATION; EXPENSES; CONFIDENTIALITY; RESTRICTIVE COVENANTS AND REPRESENTATIONS AND WARRANTIES

            6.1 No Compensation. Each Member hereby acknowledges and confirms that such Member shall not be entitled to any fee, salary, bonus or other compensation payments in respect of any services performed by such Member on behalf of the Company; it being hereby acknowledged and confirmed by the Members that they intend that the distributions provided for in Section 9.2 to be in full and complete satisfaction of any services performed by either Member on behalf of the Company.

            6.2 Reimbursement of Expenses. The Company shall reimburse each Member for reasonable business expenses incurred in connection with such Member's activities conducted on behalf of the Company; provided, however, that prior to reimbursing either Member for such reasonable business expenses, such Member shall submit to the Company and the other Member receipts and any other reasonably requested documentation to verify such expenses and provided, further, however, that before any Member shall incur any expense on behalf of the Company in excess of Five Hundred Dollars ($500), such Member shall obtain the prior approval of the other Member before incurring such expense.

            6.3 Confidentiality.

                  (a) Each Member, on behalf of himself or itself and his or its Affiliates, hereby covenants to the Company, NCI and the other Member that such Member and such Member's Affiliates shall retain in strict confidence, and shall not use for any purpose whatsoever, or divulge, disseminate or disclose to any third party (other than in furtherance of the business purposes of the Company or NCI as may be required by law) all proprietary or confidential information relating to the Company's or NCI's business, including, without limitation, technical information, financial information, development plans, pricing information, business methods, management information systems and software, customer lists, supplier lists, leads, solicitations and contacts, know-how, show-how, ideas, concepts, designs, methods, projects, strategies, inventions, techniques, improvements, specifications, trade secrets, agreements, research and development, business plans, and marketing plans of the Company or NCI (all of such information being hereinafter referred to as "Confidential Information"), whether or not any of the foregoing are copyrightable or patentable.

                  (b) If at any time either Member or any of his or its Affiliates is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas or similar legal process) to disclose any Confidential Information, such Member shall notify the Company, NCI and the other Member immediately and shall refrain, or cause such Affiliate to refrain, from making such disclosure so that the Company, NCI or the other Member may, at his or its own expense, seek an appropriate protective order and/or waive compliance with the provisions hereof. If, in the absence of a protective order or the receipt of a waiver hereunder, in the opinion of such Member's counsel, such Member or his or its Affiliate is compelled to disclose such information to any tribunal or any governmental agency to avoid being liable for contempt or suffering any other penalty, sanction or expense, such Member or his or its Affiliate may disclose such information to such tribunal or agency without liability hereunder.

                  (c) Except as provide below, no disclosure of the existence of this Agreement, this Agreement, the transactions contemplated hereunder or any of the terms and conditions hereof shall be made by either Member without the prior written consent of the other Member. Notwithstanding the foregoing, each Member may make such disclosure to (i) the extent required by any court order, law, or rule or regulation of any agency or self-regulatory entity having or asserting jurisdiction including, without limitation, the Commission; (ii) the extent necessary in order to protect his or its rights in the event of a default under, or breach of, this Agreement by the other Member and (iii) his or its professional advisors, attorneys and auditors.

                  (d) The provisions of this Section 6.3 shall survive and continue to bind each Member notwithstanding such Member ceasing to be a Member of the Company.

            6.4 Rights and Remedies Upon Breach of Restrictive Covenant. If either Member or any of his or its Affiliates breaches, or threatens to commit a breach of, Section 6.3 (the "Restrictive Covenant"), then each of the non-breaching Member, the Company and NCI shall have the right and remedy to have the Restrictive Covenant specifically enforced, without the necessity of posting a bond or proving special damages, by any court having equity jurisdiction; it being hereby acknowledged and confirmed by the Members that any such breach or threatened breach will cause irreparable injury to the non-breaching Member, the Company and NCI and that money damages will not provide an adequate remedy. The foregoing right and remedy shall be in addition to, and not in lieu or limitation of, any other rights and remedies that are available to the non-breaching Member and NCI at law or in equity.

            6.5 Advance Notice of Termination of Employment. In the event that JAF shall elect to voluntarily terminate his employment with NCI, JAF hereby covenants that he will provide Hollinger with at least sixty (60)-days' advance written notice of the effective date of such termination.

            6.6 Representations and Warranties of the Members.

                  (a) JAF represents and warrants to each of Hollinger and the Company as of the date of this Agreement that (i) he has all necessary power and authority to enter into this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby; (ii) the execution and delivery of this Agreement by him, the performance by him of his obligations hereunder and the consummation by him of the transactions contemplated hereby do not contravene or otherwise conflict with any agreement (except, if applicable, for (A) the NCI Stockholders' Agreement and (B) that certain letter agreement dated May 8, 2001 among NCI, the signatories to the NCI Stockholders' Agreement and the holders of NCI's $10 Convertible Preferred Stock), document, instrument, permit, license, order, writ, injunction or decree, to which JAF is a party or pursuant to which his assets are subject; (iii) there is no consent or approval of, or filing or notification to, any governmental authority or any other Person which is required to be made or obtained by JAF to consummate the transactions contemplated hereby; (iv) this Agreement has been duly executed and delivered by JAF and, assuming due authorization, execution and delivery by Hollinger, this Agreement constitutes a legal, valid and binding obligation of JAF enforceable against JAF in accordance with its terms; (v) the NCI equity securities listed on Schedule A annexed hereto are owned beneficially (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and of record solely by JAF free and clear of all Encumbrances; (vi) the NCI equity securities listed on Schedule A annexed hereto constitute all of the equity securities of NCI beneficially owned or of record by JAF; (vii) NCI has properly and timely filed with the Securities and Exchange Commission (the "Commission") all reports, proxy statements, forms and other documents required to be filed with the Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, since July 1, 2001 and
(viii) as of the time of its filing with the Commission, each of the NCI's annual report on Form 10-KSB for the year ended December 31, 2001 and quarterly report for the quarter ended March 31, 2002 (A) complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such reports; (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (C) contained financial statements of NCI which were (1) true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and (2) prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of unaudited statements) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of NCI and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

                  (b) Hollinger represents and warrants to each of JAF and the Company as of the date of this Agreement that (i) Hollinger is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) Hollinger has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate  the  transactions  contemplated  hereby;  (iii) the execution and delivery of this Agreement by Hollinger, the performance by Hollinger of its obligations hereunder and the consummation by Hollinger of the transactions contemplated hereby: (A) have been duly authorized by all necessary action on the part of Hollinger, and no other proceedings on the part of
Hollinger are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and (B) do not contravene or otherwise conflict with any agreement, document, instrument, permit, license, order, writ, injunction or decree, to which Hollinger is a party or by which Hollinger's assets are subject; (iv) there is no consent or approval of, or filing or notification to, any governmental authority or any other Person which is required to be made or obtained by Hollinger to consummate the transactions contemplated hereby and (v) this Agreement has been duly executed and delivered by Hollinger and, assuming due authorization, execution and delivery by JAF, this Agreement constitutes a legal, valid and binding obligation of Hollinger enforceable against Hollinger in accordance with its terms.

                  (c) Each Member represents and warrants to the other that he or it (i) understands that the Membership Interests, as an investment, involve a high degree of risk; (ii) understands that there is no market for the Membership Interests and that it may not be possible to readily liquidate the Membership Interests at any time; (iii) has acquired his or its Membership Interest for his or its own account; for investment and not with a view to the distribution or resale thereof; (iv) understands that the Membership Interests have not been registered under the Securities Act of 1933, as amended, or any applicable securities or "Blue Sky" law of any state or other jurisdiction and may not be sold without (A) registration under such laws or an exemption therefrom and (B) compliance with the terms and conditions of this Agreement; (v) is able to bear the economic risk of his or its investment in the Company and is able to hold his or its Membership Interest for an indefinite period of time and (vi) has such knowledge and experience in financial or business matters that he or it is capable of evaluating the merits and risks of his or its investment in the Company.

      VII.  ACCOUNTING PROVISIONS

            7.1 Fiscal Year. The fiscal and taxable year of the Company shall be the calendar year, unless the Members designate a different year.

            7.2 Books and Accounts.

                  (a) Complete and accurate books and accounts shall be kept and maintained for the Company at the principal place of business of the Company or at such other place as designated by the Members. Such books and accounts shall be kept on the cash or accrual basis, as the Members may select (which, once selected, shall be used for all succeeding years) in accordance with generally accepted accounting principles and practices and shall include separate accounts for each Member. A list of the names and addresses of the Members shall be maintained as part of the books and records of the Company. Each Member or his duly authorized representative, at his or its own expense, shall at all reasonable times have access to, and may inspect and make copies of, such books and accounts and any other records of the Company.

                  (b) All funds received by the Company shall be deposited in the name of the Company in such bank account or accounts as the Members may designate from time to time, and withdrawals therefrom shall be made upon the signature of the Members or such other authorized signatory on behalf of the Company as the Members may designate from time to time. All deposits and other funds not needed in the operation of the Company's business may, in the discretion of the Members, be deposited in interest-bearing bank accounts or in a money market fund, or invested in treasury bills, certificates of deposit, and/or U.S. government security-backed repurchase agreements or similar short-term money market instruments, or funds investing in any of the foregoing.

            7.3 Financial Reports.

                  (a) The Company will report its operations for fiscal and tax purposes on the cash or accrual basis as the Members shall select (which, once selected, shall be used for all succeeding years). The Members shall use their respective best efforts to cause the Company to provide each Member on or about March 1st of each year, with financial statements including a balance sheet and the related statements of income and changes in Company capital and changes in financial position for the prior year.

                  (b) The Members shall cause to be prepared after the end of each taxable year of the Company and filed, on or before their respective due dates (as the same may be extended), all federal and state income tax returns of the Company for such taxable year and shall take all commercially reasonable action as may be necessary to permit the Company's independent public accountant to prepare and timely file such returns. Form 1065 (Schedule K-1) shall be sent to each Member after the end of each taxable year reflecting the Member's pro rata share of income, loss, credit and deductions for such taxable year.

                  7.4 Tax Elections. Unless the Members determine otherwise, the Company, at the request of either Member, will make an election pursuant to the provisions of Section 754 of the Internal Revenue Code of 1986, as amended (the "Code"). Any other elections required or permitted to be made by the Company under the Code shall be made by the Members.

            7.5 Tax Audits.

                  (a) Hollinger shall serve as the tax matters partner for the Company (the "Tax Matters Partner"). Each Member by the execution hereof consents to Hollinger serving as the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, profits interest, and taxpayer identification number of each Member to the Secretary of the Treasury or his delegate (the "Secretary"). The Tax Matters Partner shall keep the Members informed of the administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such administrative proceedings referred to hereinafter as a "tax audit") and such judicial proceeding referred to hereinafter as "judicial review").

                  (b) The Tax Matters Partner is hereby authorized, but not required:

                        (i) to enter into any settlement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Member;

                        (ii) in the event that a notice of a final partnership administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or the United States Court of Federal Claims;

                        (iii) to intervene in any action brought by either Member for judicial review of a final adjustment;

                        (iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

                        (v) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item and

                        (vi) to take any other action on behalf of the Members of the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

                  (c) The Company shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses, and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made to Members or any discretionary reserves are set aside by the Members. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability and indemnification set forth herein shall be fully applicable to the Tax Matters Partner in its capacity as such.

                  (d) Anything herein to the contrary notwithstanding, the Tax Matters Partner shall not make any decision binding on the Company in any proceedings or negotiations with any taxing authority without the prior written consent of the Members.

            7.6 Expenses. To the extent practicable, all expenses of the Company shall be billed directly to and be paid by the Company.

      VIII. RESTRICTIONS ON TRANSFERS OF MEMBERSHIP INTERESTS

            8.1 General Restriction.

                  (a) Neither Member shall, directly or indirectly, make or solicit any Transfer of, or create, incur, suffer or assume any Encumbrance (unless such Encumbrance has been approved in writing by the other Member (such approval not to be unreasonably withheld, delayed or conditioned)) with respect to all or any portion of his or its Membership Interest, except in compliance with the Securities Act of 1933, as amended, and this Agreement.

                  (b) Each Member agrees that he or it will not, directly or indirectly, make or solicit any Transfer of, or create, incur, solicit or assume any Encumbrance (unless such Encumbrance has been approved in writing by the other Member (such approval not to be unreasonably withheld, delayed or conditioned)) with respect to, all or any portion of his or its Membership Interest other than pursuant to a Transfer that is made in compliance with the procedures, and subject to the limitations, set forth in this Article VIII. Notwithstanding the foregoing, the restrictions set forth in this Article VIII (other than as set forth in Section 8.5) shall not apply to any Transfer to a Permitted Transferee, except that in all cases, no Transfer shall be made unless such transferee agrees in a written instrument to be bound by the terms of this Agreement as if such transferee were a signatory hereto.

                  (c) Any attempt to make a Transfer of a Membership Interest in violation of Article VIII shall be null and void ab initio.

            8.2 Call Right.

                  (a) At any time from and after the earliest to occur of (i) eighteen (18) months after the date of this Agreement; (ii) the death or Disability of JAF or (iii) JAF's voluntary termination of employment with NCI, Hollinger shall have the right (the "Call Right") to cause JAF to sell to Hollinger in accordance with Sections 8.2(b) and 8.2(c), all, but not less than all, of JAF's Membership Interest (the "Purchased Interest") for a purchase price (the "Call Price") equal to the greater of (y) One Million Eight Hundred Thousand Dollars ($1,800,000) or (z) the "fair market value" of the Purchased Interest, as such fair market value is determined in accordance with Section 8.2(c). In order for the Call Right to be exercised, Hollinger must deliver a written notice of exercise to JAF (or his legal representative) and the Company within ninety (90) days following the occurrence of the event specified above triggering such right. Upon the Company's receipt of such notice, it shall initiate the procedures set forth in Section 8.2(c) to determine the fair market value of the Purchased Interest.

                  (b) The closing (the "Call Closing") for the purchase and sale of the Purchased Interest shall occur at the office of the Company at a time (during its ordinary business hours) and date fixed by Hollinger in writing to JAF (or his legal representative) not more than thirty (30) days after the date on which the fair market value of the Purchased Interest is determined. At the Call Closing, Hollinger shall pay to JAF (or his legal representative) the Call Price (in cash or certified check drawn on a United States bank) and JAF (or his legal representative) shall deliver an assignment agreement, in form and substance acceptable to Hollinger, whereby JAF irrevocably Transfers the Purchased Interest free and clear of all

Encumbrances and such other documents and instruments as may be required by counsel for Hollinger.

                  (c) The fair market value of the Purchased Interest shall be determined as follows:

                        (i) For a period of ten (10) Business Days following the delivery of the exercise notice required under Section 8.2(b), Hollinger and JAF (or his legal representative) shall enter into good faith negotiations to determine the fair market value of the Purchased Interest.

                        (ii) If, upon the expiration of such ten (10)-Business Day period, Hollinger and JAF (or his legal representative) have not agreed upon the fair market value of the Purchased Interest, then Hollinger shall be entitled to select an unaffiliated, impartial and disinterested appraiser to determine the fair market value of the Purchased Interest, provided that such appraiser so selected by Hollinger is a nationally recognized investment banking firm (such Person so selected to determine the fair market value of the Purchased Interest is hereinafter referred to as the "Appraiser"). The Appraiser shall be instructed to make its determination of the fair market value of the Purchased Interest within thirty (30) days. In making its determination of the fair market value of the Purchased Interest, the Appraiser shall be required to take into consideration, at a minimum, the specific attributes of the Purchased Interest set forth in the terms and conditions of this Agreement. After reaching a decision, the Appraiser shall give written notice to each of Hollinger and JAF (or his legal representative) of the fair market value of the Purchased Interest. Such valuation and the determination of such value in accordance with the terms and conditions hereof shall be final, binding and conclusive on JAF (or his estate) and Hollinger.

                        (iii) Notwithstanding anything contained herein to the contrary, Hollinger and JAF (or his legal representative) may submit, and the Appraiser shall consider, any information, data or documents related to the operations or financial results of the Company or NCI to the Appraiser prior to the Appraiser's final determination of the fair market value of the Purchased Interest.

                        (iv) The fees and expenses of the Appraiser shall be paid one-half by Hollinger and one-half by JAF (or his estate).

                  (d) If the Call Right becomes exercisable by reason of JAF's death or Disability and Hollinger shall fail to timely deliver the exercise notice required under Section 8.2(b), then JAF (or his legal representative), subject to the terms and conditions of Section 8.3, shall have the right to Transfer his Membership Interest.

            8.3 Right of First Refusal.

                  (a) In the event that either Member (the "Offeror") receives a bona fide written offer (the "Purchase Offer") to purchase for cash all or a portion of the Offeror's Membership Interest (the "Subject Interest") from an independent Third Party dealing at arm's length with the Offeror which the Offeror desires to accept, the Offeror shall notify the Company and the other Member in writing (the "Offer Notice") of the proposed Transfer, setting forth the

Subject Interest, the price offered for the Subject Interest, the terms and conditions of the Purchase Offer, the name and address of the proposed transferee (the "Proposed Transferee") and stating that the Purchase Offer has been made by the Proposed Transferee in good faith, in an arm's length transaction, and that the Offeror intends to accept the Purchase Offer.

                  (b) The other Member shall have twenty (20) days from the receipt of the Offer Notice to advise the Offeror and the Company in writing whether he or it desires to purchase the Subject Interest. If the other Member shall timely signify a desire to purchase the Subject Interest, the other Member shall have the right and obligation to purchase all (but not less than all) of the Subject Interest. The purchase price for the Subject Interest shall be the purchase price contained in Purchase Offer.

                  (c) If the other Member does not timely signify a desire to purchase the Subject Interest, the Subject Interest may be Transferred by the Offeror to the Proposed Transferee within ninety (90) days after the other Member's receipt of the Offer Notice; provided that the Subject Interest is only Transferred upon the terms set forth in the Purchase Offer and in the Offer Notice to the Company and the other Member and provided, further, that the Proposed Transferee shall agree in writing to be bound by the terms of, and become a party to, this Agreement. After the expiration of such ninety (90)-day period, the right of the Offeror to Transfer the Subject Interest shall terminate and the above procedures relative to offering the Subject Interest to the other Member must be repeated before a Transfer can be made.

                  (d) If the other Member has elected to purchase the Subject Interest pursuant to Section 8.3(b), the Transfer of the Subject Interest shall be closed at the office of the Company at a time (during its ordinary business hours) and date fixed by the other Member in writing to the Offeror not more than thirty (30) days after the date on which the other Member's notice of election to purchase the Subject Interest is delivered to the Offeror. At the closing, the Offeror shall deliver to the other Member in exchange for payment pursuant to the terms of the Purchase Offer by the Other member (in cash or certified check drawn on a United States bank) an assignment agreement, in form and substance satisfactory to Hollinger, whereby the Offeror irrevocably Transfers the Subject Interest free and clear of all Encumbrances and such other documents and instruments as may be required by counsel for the other Member.

                  (e) Anything in this Section 8.3 to the contrary notwithstanding, the provisions of this Section 8.3 shall not be applicable to any Transfer by the Offeror of all or any portion of his or its Membership Interest to a Permitted Transferee; provided, however, if subsequent to the Offeror's Transfer of all or a portion of his or its Membership Interest to a Permitted Transferee, such Permitted Transferee ceases to be such (the "Disqualified Transferee") by no longer satisfying the qualifications set forth in the definition of the term "Permitted Transferee," then the Offeror and the Disqualified Transferee shall advise the Company and the other Member in writing of such occurrence. The other Member shall have twenty (20) days from the receipt of such notice to advise the Company and the Disqualified Transferee in writing whether he or it desires to purchase the Membership Interest (the "Disqualified Interest") of the Disqualified Transferee. If the other Member shall timely signify a desire to purchase the Disqualified Interest, the other Member shall have the right and obligation to purchase all (but not less than all) of the Disqualified Interest. The purchase price for the Disqualified Interest shall be equal to the "fair market value" of the Disqualified Interest which shall be determined by following the appraisal procedures set forth in Sections 8.2(c)(i) and 8.2(c)(ii).

                  (f) Notwithstanding anything contained herein to the contrary, the other Member and the Disqualified Transferee may submit, and the Appraiser shall consider, any information, data or documents related to the operations or financial results of the Company or NCI to the Appraiser prior to the Appraiser's final determination of the fair market value of the Disqualified Interest.

                  (g) The fees and expenses of the Appraiser shall be paid one-half by the other Member and one-half by the Disqualified Transferee.

            8.4 Right to Compel Sale (Drag Along).

                  (a) If either Member proposes to sell all of his or its Membership Interest (the "Drag Along Offeror") for cash pursuant to a bona fide written offer (the "Drag Along Offer") to an independent Third Party in an arms-length transaction, then the Drag Along Offeror shall notify the Company and the other Member in writing (the "Drag Along Notice") of the proposed Transfer, setting forth the price offered for the Drag Along Offeror's Membership Interest, the terms and conditions of the Drag Along Offer, the name and address of the proposed transferee (the "Proposed Drag Along Transferee") and stating that the Drag Along Offer has been made by the Proposed Drag Along Transferee in good faith, in an arm's length transaction, and that the Drag Along Offeror intends to accept the Drag Along Offer.

                  (b) The other Member shall have twenty (20) days from the receipt of the Drag Along Offer Notice to advise the Drag Along Offeror and the Company in writing whether he or it desires to purchase the Drag Along Offeror's Membership Interest. If the other Member shall timely signify a desire to purchase the Drag Along Offeror's Membership Interest, the other Member shall have the right and obligation to purchase all (but not less than all) of the Drag Along Offeror's Membership Interest. The purchase price for the Drag Along Offeror's Membership Interest shall be the purchase price contained in Drag Along Offer.

                  (c) If the other Member does not timely signify a desire to purchase the Drag Along Offeror's Membership Interest, then the Drag Along Offeror may require the other Member to sell all of his or its Membership Interest (the "Other Membership Interest") to the Proposed Drag Along Transferee for the same consideration (calculated on a Percentage Interest basis) and otherwise on the same terms and conditions upon which the Drag Along Offeror's Membership Interest is being Transferred pursuant to the terms and conditions of
Section 8.4 (d); provided, however, that under no circumstances shall the amount received on account of the Other Membership Interest be less than (i) Three Million Fifty Thousand Dollars ($3,050,000), if the Other Membership Interest is to be sold by Hollinger and (ii) One Million Eight Hundred Thousand Dollars ($1,800,000), if the Other Membership Interest is to be sold by JAF, in either case, after the proceeds from the transaction covered by the Drag Along Offer are distributed in accordance with Section 9.2 and provided, further, however, that following the third (3rd) anniversary of the date of this Agreement, the amounts set forth in clauses (i) and (ii) of the immediately preceding proviso shall increase at the annual rate of ten percent (10%) on a compounded basis.

                  (d) The Drag Along Offeror shall send written notice of the exercise of his or its rights under Section 8.4(c) to the other Member and the Company. Within twenty (20) days following the date of such notice, the other Member shall deliver to the Drag Along Offeror an assignment agreement, in form and substance reasonably acceptable to the Proposed Drag Along Transferee whereby the other Member irrevocably Transfers the Other Membership Interest free and clear of all Encumbrances and such other documents and instruments as may reasonably be required by counsel for the Proposed Drag Along Transferee; provided, however, that the other Member shall be under no obligation to make any representation or warranty or agree to any covenants or indemnification provisions in connection with such Transfer, except for such representations, warranties and covenants (and related indemnification) as shall specifically relate to the other Member individually and the Other Membership Interest.

                  (e) If, within ninety (90) days after the Drag Along Offeror has given written notice pursuant to Section 8.4(d), the Transfer of all of the Other Membership Interest in accordance with this Section 8.4 has not been completed, the Drag Along Offeror shall return to the other Member all documents and instruments delivered by the other Member pursuant to Section 8.4(d) and all of the applicable restrictions on Transfer contained in this Agreement with respect to the Membership Interest owned by the Drag Along Offeror shall again be in effect.

                  (f) Simultaneously with the consummation of the Transfer of the Drag Along Offeror's Membership Interest and the Other Membership Interest pursuant to this Section 8.4, the Drag Along Offeror shall notify the other Member of the consummation of such Transfer, shall cause the Proposed Drag Along Transferee to remit directly to the other Member, in cash or certified check drawn on a United States bank, the consideration due for the Other Membership Interest and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by the other Member.

                  (g)   Anything   in   this   Section   8.4  to  the   contrary
notwithstanding, the provisions of this Section 8.4 shall not be applicable to any Transfer of a Membership Interest to a Permitted Transferee.

            8.5 Further Limitations on Transfers of Membership Interests. In no event may a Transfer of a Membership Interest be made if such Transfer would result in (i) the termination of the Company as a limited liability company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; (ii) the Company becoming an "investment company" under the Investment Company Act of 1940, as amended; (iii) a violation of the Securities Act of 1933, as amended, or any applicable securities or "Blue Sky" law of any state or other jurisdiction or (iv) the dissolution of the Company pursuant to the Act, and, if so attempted, such Transfer shall be null and void ab initio and shall not bind the Company. In making the determination whether a Transfer will result in such a termination, the non-Transferring Member, in its discretion, may require the transferee to furnish, at such transferee's expense, an opinion of counsel passing on this issue, with such counsel to be reasonably acceptable to the non-Transferring Member. In no event may a Transfer be made to (and no substitute Member shall be admitted to the Company who is) an individual below the age of twenty-one (21) years (or the local age of majority, if higher) or an individual who has been adjudged to be insane or incompetent, and any purported Transfer to any such individual shall be void ab initio and shall not bind the Company.

            8.6 Effect of Transfer. No Transfer of a Membership Interest hereunder shall relieve the assignee from any of his or its obligations under this Agreement which accrued prior to such Transfer.

      IX.   DISTRIBUTIONS AND ALLOCATIONS

            9.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

                        (i) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                        (ii) Debit to such Capital  Account the items  described
in     Sections     1.704-1(b)(2)(ii)(d)(4),     1.704-1(b)(2)(ii)(d)(5)     and
1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  (b) "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

                        (i) To each Member's Capital Account there shall be credited (A) such Member's capital contributions, (B) such Member's distributive share of Net Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 9.9 or Section 9.10 hereof, and (C) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Member related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2);

                        (ii) To each Member's Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, (B) such Member's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 9.9 or
Section 9.10 hereof, and (C) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company;

                        (iii) In the event of a transfer of Membership Interests in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transfer of Membership Interests; and

                        (iv) In determining the amount of any liability for purposes of subparagraphs (i) and (ii) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

      The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Members shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members, are computed in order to comply with such Regulations), the Members may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article X hereof upon the dissolution of the Company. The Members also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                  (c)  "Company  Minimum  Gain"  means  the  amount   determined
pursuant to the definition of "partnership minimum gain" set forth in Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

                  (d) "Depreciation" means, for each taxable year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such taxable year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such taxable year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such taxable year is zero, Depreciation shall be determined with reference to such beginning Gross Asset value using any reasonable method selected by the Members.

                  (e) "Distributions" mean any and all amounts of the Company's Net Cash Flow that have been properly distributed to the Company's Members pursuant to Section 9.2.

                  (f) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                        (i)  The   initial   Gross  Asset  Value  of  any  asset
contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Members;

                        (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code
Section 7701(g) into account), as determined by the Members as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;
(B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and
(B) of this paragraph shall be made only if the Members reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

                        (iii) The Gross Asset Value of any item of Company assets distributed to a Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Members; and

                        (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph
(vi) of the definition of "Net Profits" and "Net Losses" or Section 9.9(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Profits and Net Losses.

                  (g)  "Hollinger  Priority  Return  Amount" means the amount of
Hollinger's  Initial  Capital  Contribution  minus  any  amount(s)   distributed
pursuant to Section 9.2(c).

                  (h) "Member Nonrecourse Debt" shall have the meaning ascribed to "partner nonrecourse debt" in Regulation Section 1.704-2(b)(4).

                  (i) "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

                  (j) "Member  Nonrecourse  Deductions"  has the same meaning as
the  term  "partner  nonrecourse   deductions"  in  Sections  1.704-2(i)(1)  and
1.704-2(i)(2) of the Regulations.

                  (k) "Net Cash Flow" means all cash receipts of the Company, and the fair market value of any property received in connection therewith, in any fiscal year from whatever source derived, less (i) payment of all of the Company's expenses and (ii) such reserves as Members shall decide to establish for future expenses of operating the Company or liabilities in connection therewith ("Reserves").

                  (l) "Net Profits" or "Net Losses" shall mean an amount equal to the Company's taxable income or loss for any taxable year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments:

                        (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition of "Net Profits" and "Net Losses" shall be added to such taxable income or loss;

                        (ii) Any  expenditures of the Company  described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not computing Net Profits or Net Losses pursuant to this definition of "Net Profits" or "Net Losses" shall be subtracted from such taxable income or loss;

                        (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Net Profits or Net Losses;

                        (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                        (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation of such taxable year, computed in accordance with the definition of "Depreciation;"

                        (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than a complete liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses; and

                        (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 9.9,
9.10 or 9.13 hereof shall not be taken into account in computing Net Profits or Net Losses.

      The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 9.9 and 9.10 hereof shall be determined by applying rules analogous to those set forth in clauses
(i) through (vi) above.

                  (m) "Nonrecourse Deductions" shall have the meaning set forth in Regulationss.1.704-2(b)(1).

                  (n)  "Nonrecourse  Liability"  has the  meaning  set  forth in
Section 1.704-2(b)(3) of the Regulations.

                  (o) "Regulation" means the income tax regulations promulgated from time to time by the U.S. Department of the Treasury.

            9.2 Distributions of Net Cash Flow. Net Cash Flow shall be distributed as follows:

                  (a) First, No later than seven (7) Business Days following the date of this Agreement, the Company shall make a one-time distribution of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) to JAF;

Thereafter, Net Cash Flow shall be distributed at such times (but in no event less than annually) as the Members shall determine as follows:

                  (b) Next,  in amount  to repay  any  outstanding  Contribution
Loans;

                  (c) Next, to Hollinger, in an amount equal to the Hollinger Priority Return Amount;

                  (d) Next, to the Members, in an amount equal to their respective Additional Cash Capital Contributions; and

                  (e) Last, to the Members, in equal amounts.

            9.3 Allocation of Net Profits. Net Profits shall be allocated as follows:

                  (a) First, to the Members to the extent of and in proportion to the excess of (1) the aggregate amount of Net Losses allocated to the Members over (2) the aggregate amount of Net Profits previously allocated pursuant to this Section 9.3(a); and

                  (b) Thereafter, fifty percent (50%) to JAF and fifty percent (50%) to Hollinger.

            9.4 Allocation of Net Losses. Subject to the provisions of Section 9.11, Net Losses shall be allocated as follows:

                  (a) First, to Hollinger, to the extent of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) in the aggregate; and

                  (b) Thereafter, fifty percent (50%) to JAF and fifty percent (50%) to Hollinger.

            9.5 No Return of Distributions. No Member shall have any obligation to refund to the Company any amount that shall have been distributed to such Member pursuant to this Agreement, subject, however, to the rights of any third party creditor under law.

            9.6 Allocations between Assignor and Assignee Members. In the case of a Transfer, the assignor and assignee shall each be entitled to receive distributions of Net Cash Flow and allocations of Net Profits or Net Losses and Nonrecourse Deductions as follows:

                  (a) Unless the assignor and assignee agree to the contrary and shall so provide in the instrument effecting the Transfer, distributions shall be made to the person owning the Member's Membership Interest on the date of the distribution; and

                  (b) Net Profits or Net Losses and Nonrecourse Deductions shall be allocated by the number of days of the fiscal year each person held the Member's Membership Interest.

            9.7 Tax Credits. Any Company tax credits shall be allocated to the Members in proportion to their respective Percentages of Membership Interests.

            9.8 Deficit Capital Accounts. Except as otherwise provided herein or under the Act, no Member shall be required at any time to make up any deficit in such Member's Capital Account.

            9.9 Further Allocation Rules. Anything herein to the contrary notwithstanding:

                  (a) Minimum Gain Chargeback.  Except as otherwise  provided in
Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article IX, if there is a net decrease in Company Minimum Gain during any taxable year, each Member shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f) (6) and 1.704-2(j) (2) of the Regulations. This Section 9.9(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i) (4) of the Regulations, notwithstanding any other provision of this Article IX, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to Member Nonrecourse Debt during any taxable year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with
Section 1.704-2(i) (5) of the Regulations, shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704-2(j) (2) of the Regulations. This Section 9.9(b) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i) (4) of the Regulations and shall be interpreted consistently therewith.

                  (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 9.9(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IX have been tentatively made as if this Section 9.9(c) were not in the Agreement.

                  (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any taxable year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 9.9(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this
Article IX have been made as if Section 9.9(c) and this Section 9.9(d) were not in the Agreement.

                  (e) Nonrecourse Deductions. Nonrecourse Deductions for any taxable year shall be specially allocated to the Members in proportion to their respective Percentages of Membership Interests.

                  (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any taxable year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations
Section 1.704-2(i) (1).

                  (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

            9.10 Curative Allocations. The allocations set forth in Sections 9.9(a), 9.9(b), 9.9(c), 9.9(d), 9.9(e), 9.9(f), 9.9(g) and 9.11 (the "Regulatory
Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 9.10. Therefore, notwithstanding any other provision of this Article IX (other than the Regulatory Allocations), the Members shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 9.3 and 9.4.

            9.11 Loss Limitation. Net Losses allocated pursuant to Section 9.4 hereof shall not exceed the maximum amount of Net Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any taxable year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Losses pursuant to Section 9.4 hereof, the limitation set forth in this Section
9.11 shall be applied on a Member by Member basis and Net Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member's Capital Accounts so as to allocate the maximum permissible Net Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

            9.12 Other Allocation Rules.

                  (a) Except as otherwise provided herein, for purposes of determining the Net Profits, Net Losses, or any other items allocable to any period, Net Profits, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Members using any permissible method under Code Section 706 and the Regulations thereunder.

                  (b) The Members are aware of the income tax consequences of the allocations made by this Article IX and hereby agree to be bound by the provisions of this Article IX in reporting their shares of Company income and loss for income tax purposes.

                  (c) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Members' interests in Company profits are in proportion to their Percentages of Membership Interests.

                  (d) To the extent permitted by Section 1.704-2(h) (3) of the Regulations, the Members shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

            9.13 Code Section 704(c) Tax  Allocations.  In accordance  with Code
Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value computed in accordance with subparagraph (i) of the definition of "Gross Asset Value" using the traditional method described in Regulation ss. 1.704-3(b), unless the
Members or the IRS shall determine such method to be unreasonable within the meaning of Example 2 of such Regulation, in which case the traditional method with curative allocations described in Regulation ss. 1.704-3(c) shall be used; provided, however, the Members shall determine the appropriate curative allocations.

      In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of "Gross Asset Value" subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

      Any elections or other decisions relating to such allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 9.13 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profits, Net Losses, or other items or distributions pursuant to any provision of this Agreement.

            9.14 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Company or to the Members or any allocation of taxable income to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article IX for all purposes under this Agreement. The Company is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over any federal, state or local government any amounts required to be withheld pursuant to the Code or any provisions of any other federal, state or local law and shall allocate such amounts to the Members with respect to whom such amounts were withheld. If the amount required to be withheld with respect to a Member exceeds the amount which otherwise would have been distributed to such Member, such Member shall pay to the Company the amount of such excess within five (5) days after the giving of written demand therefor by the other Member. If such Member (herein called a "Delinquent Member") shall fail to pay such excess within said five-day period, then (i) interest shall accrue thereon at or equal to the lesser of (A) fifteen percent (15%) per annum or (B) the maximum rate permitted by applicable law, (ii) such excess amount together with interest accrued thereon as aforesaid shall be a lien upon the Membership Interest of the Delinquent Member in favor of the Company and may be recovered from the first distributions to which the Delinquent Member would otherwise have been entitled from the Company until such excess amount is fully repaid together with interest thereon as aforesaid, and (iii) the Company, in addition to and without limiting any of its other rights and remedies, may institute an action against the Delinquent Member for collection of such excess amount and interest; in any such action, the Company shall be entitled to recover, in addition to such excess amount and interest, all attorneys' fees, disbursements and court costs incurred by the Company in connection with its efforts to collect the amounts due from such Delinquent Member. In addition, such Delinquent Member shall indemnify and hold harmless the Company and each of the other Members and the employees of the Company from all liabilities, losses, costs and expenses, including, without limitation, penalties imposed by the Internal Revenue Service or any state or local taxing authority, for failure to remit the required amount of taxes to the appropriate governmental authority.

      X.    LIQUIDATION AND TERMINATION OF THE COMPANY

            10.1 Termination of the Company.

                  (a) The Company shall be dissolved in the event of the occurrence of any of the following events:

                        (i) the written consent to a dissolution by each Member;

                        (ii) the written request of either Member after December 31, 2007;

                        (iii)   the   assignment,   sale,   transfer   or  other
disposition of all, or substantially all, of the assets, properties and business of the Company;

                        (iv) at Hollinger's option by delivery of written notice to JAF (or his legal representative) following the (A) death or Disability of JAF; (B) termination of JAF's employment with NCI or (C) bankruptcy of JAF or

                        (v) the occurrence of any event that, under applicable law, would cause the dissolution of the Company (except as otherwise expressly provided for in this Agreement) or that would make it unlawful for the business of the Company to be continued.

                  (b) Except to the extent provided in Section 10.1(a), each Member shall not seek a dissolution of the Company (whether under Section 18-802 of the Act or otherwise).

            10.2  Liquidation  and  Winding-Up.  If  the  Company  is  dissolved pursuant to Section 10.1(a), the Company shall be liquidated and wound up in accordance with the Act and this Article X. The liquidation shall be conducted and supervised by Hollinger or a Person appointed by Hollinger (the "Liquidating Agent"). The Liquidating Agent shall have all of the rights and powers with respect to the assets and liabilities of the Company in connection with the liquidation and termination of the Company that the Members would have under
Section 5.1 with respect to the assets and liabilities of the Company during the Term. Without limiting the foregoing, the Liquidating Agent is hereby expressly authorized and empowered to execute and deliver any and all documents which are necessary or desirable to effectuate the liquidation and termination of the Company and the transfer of any asset or liability of the Company. The Liquidating Agent shall have the right from time to time, by revocable powers of attorney, to delegate to one or more persons any or all of such rights and powers and such authority and power to execute and deliver documents, and, in connection therewith, to fix the reasonable compensation of each such person, which compensation shall be charged as an expense of liquidation. The Liquidating Agent is also expressly authorized to distribute the Company's property to the Members subject to liens.

            10.3 Statements on Termination. Each Member shall be furnished with a statement prepared by the Company's regular accountants setting forth the assets and liabilities of the Company as of the date of complete liquidation, and each Member's share thereof. Upon compliance with the distribution plan set forth in Section 10.4, the Members shall cease to be such, and the Liquidating Agent shall execute, acknowledge and cause to be filed, where appropriate under law, articles of dissolution of the Company.

            10.4 Priority on Liquidation. The Liquidating Agent shall, to the extent feasible, liquidate the assets of the Company as promptly as shall be practicable. To the extent that the proceeds are sufficient therefor, as the Liquidating Agent shall deem appropriate, the proceeds of such liquidation shall be applied and distributed in the following order of priority:

                        (i) To pay the costs and expenses of the liquidation and termination;

                        (ii) Next, to pay the matured or fixed debts and liabilities of the Company;

                        (iii)  Next,   to   establish   any  reserve   that  the
Liquidating Agent may deem necessary for any contingent, unmatured or unforseen liability of the Company and

                        (iv) Next, to the Members,  in  accordance  with Section
9.2.

            10.5 Distribution of Non-Liquid Assets. If the Liquidating Agent shall determine that it is not practicable to liquidate all of the assets of the Company, then the Liquidating Agent shall cause the fair market value of the assets not so liquidated to be determined by appraisal by an independent appraiser. Such assets, as so appraised, shall be retained or distributed by the Liquidating Agent as follows:

                  (a) The Liquidating Agent shall retain assets having a fair market value equal to the amount, if any, by which the net proceeds of liquidated assets are insufficient to satisfy the debts and liabilities of the Company (other than any debt or liability for which neither the Company nor the Members are personally liable), to pay the costs and expenses of the dissolution and liquidation, and to establish reserves, all subject to the provisions of Section 10.4. The foregoing shall not be construed, however, to prohibit the Liquidating Agent from distributing, pursuant to Section 10.5(b), property subject to liens at the value of the Company's equity therein.

                  (b) The remaining assets (including, without limitation, receivables, if any) shall be distributed to the Members by way of undivided interests therein in such proportions as shall be equal to the respective amounts to which each Member is entitled pursuant to Section 10.4. If, in the judgment of the Liquidating Agent, it shall not be practicable to distribute to each Member an undivided aliquot share of each asset, the Liquidating Agent may allocate and distribute specific assets to both Members as tenants-in-common as the Liquidating Agent shall determine to be fair and equitable, taking into consideration, inter alia, the basis for tax purposes of each asset distributed.

                  (c) Nothing contained in this Article X or elsewhere in this Agreement is intended to cause any in-kind distributions to be treated as sales for value.

            10.6 Orderly Liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors, so as to minimize the losses normally attendant upon a liquidation.

            10.7 Purchase of Assets by Member. Each Member shall have the right to bid for and purchase assets of the Company to be sold by the Liquidating Agent.

            10.8 Articles of Dissolution. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining assets of the Company has been distributed to the Members, articles of dissolution shall be executed and filed in accordance with the Act.

      XI.   INDEMNIFICATION

            11.1 Exculpation. Notwithstanding any other provision of this Agreement, whether express or implied, or obligation or duty at law or in equity, no Member nor, to the extent applicable, any of such Member's employees, shareholders, partners, members, directors, officers, agents, representatives or Affiliates (such Persons together with the Members and any other retained Persons of the Company being hereinafter referred to collectively as the "Related Parties" and individually as a "Related Party") shall be liable to the Company or any other Person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted in good faith by a Related Party and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Related Party, provided that such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

            11.2 Claims. Except as otherwise provided in this Article XI, the Company, or its receiver or trustee, shall pay all judgments and claims asserted by anyone (a "Claimant") against, and shall indemnify and hold harmless, each Related Party from and against, any liability or damage to a Claimant, incurred by reason of any act performed or omitted to be performed by any Related Party in connection with the business of the Company, including, without limitation, reasonable attorneys' fees and disbursements incurred by any Related Party in connection with the defense of any action based on any such act or omission. If a claim for indemnification (other than for expenses incurred in a successful defense) is asserted against the Company by any Related Party and the Members are uncertain whether such indemnification is permitted by law, then the Company shall, unless, in the opinion of its counsel, the matter has been settled by controlling precedent in favor of such indemnification, submit to a court of competent jurisdiction the question of whether such indemnification by the Company is not against public policy, which final adjudication shall be binding on all parties.

            11.3 Procedure. Upon a Related Party's discovery of any claim by a third party which, if sustained, would be subject to indemnification pursuant to
Section 11.2, the Related Party shall give prompt notice to the Members and the Company of such claim, provided, however, that the failure of the Related Party to so promptly notify the Company of such claim shall not relieve the Company of any indemnification obligation under this Agreement unless the Company shall have been substantially prejudiced thereby. Unless the Related Party shall, in its sole discretion, agree in writing to assume and control the defense of any action for which indemnification may be sought, the Company shall assume and control such defense, in which event the Related Party shall have the right to retain its own counsel in each jurisdiction for which the Related Party determines that counsel is required, at the expense of the Company. If the Company shall fail or refuse to undertake the defense within fifteen (15) days after receiving notice that a claim has been made, the Related Party shall have the right (but not the obligation) to assume the defense of such claim in such manner as it deems appropriate until the Company shall, with the consent of the Related Party, assume control of such defense, and the Company shall indemnify the Related Party pursuant to Section 11.2 from and against the costs and expenses of such defense. The party hereto handling the defense of an action shall keep the other party hereto fully informed at all times of the status of the claim. Neither the Company nor the Related Party, when handling the defense of a claim for which indemnification may be sought by the Related Party, shall settle such claim without the consent of the other party (which consent shall not be unreasonably withheld or delayed) unless such settlement shall: (i) impose no additional liability or obligation upon such party (or his or its employees, shareholders, partners, members, directors, officers, agents, representatives or any Affiliate of any of the foregoing) whose consent would otherwise be required and (ii) where the Company is handling the defense and settlement of the claim, provide the Related Party with a general release with respect to the subject claim.

            11.4 Members' Claims. Except as otherwise provided in this Article XI, in any action by an owner of a Membership Interest against a Related Party, including a Company derivative suit, the Company shall indemnify and hold harmless each Related Party from and against any liability or damage incurred by any of them, including, without limitation, reasonable attorneys' fees and disbursements incurred in defense of such action, if: (i) the Related Party is successful in such action or (ii) in the opinion of the Company's counsel, the matter has been settled by controlling precedent in favor of such indemnification, and if the matter has not been settled by such controlling precedent, the Company shall submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is not against public policy, which final adjudication shall be binding on all parties.

            11.5 Expenses. In any matter with respect to which a Related Party may be entitled to indemnification from the Company pursuant to this Article XI, the Company shall, to the extent not prohibited by applicable law, advance to the Related Party, pending the final disposition of such matter, all costs and expenses which the Related Party may incur in such matter, including, without limitation, all attorneys' fees and disbursements, court costs and the fees and disbursements of accountants, other experts and consultants.

            11.6 Limitations on Indemnification.  Notwithstanding Sections 11.2,
11.4 or 11.5, no Related Party shall be entitled to indemnification from any liability imposed by law for fraud, bad faith, willful neglect or gross negligence. Under no circumstances shall any Related Party be personally liable in respect of any indemnification obligation set forth in this Article XI.

            11.7 Member's Liability. A Member shall be liable to the Company and the other Member for breach of any representation, warranty or covenant made pursuant to this Agreement and shall indemnify and hold harmless the Company and the other Member from and against any liability or damage incurred by either of them as a result of such breach or misrepresentation, including, without limitation, reasonable attorneys' fees and disbursements incurred in defense of such action.

            11.8 Non-Exclusive  Provision.  The indemnification provided by this
Article XI shall not be deemed exclusive of any other rights to indemnification to which a Person seeking indemnification hereunder may be entitled under any agreement or otherwise. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article XI shall continue as to any Related Party who has ceased to be a Member (or other person indemnified hereunder) and shall inure to the benefit of the successors and permitted assigns of such Person.

            11.9 Future Laws. The extent future enactments or judicial decisions permit an expansion of the rights of indemnification afforded to the Related Parties by the Company, then it is the Members' express intention and agreement that Article XI immediately and automatically be deemed to be amended so as to permit and authorize the indemnification of the Related Parties by the Company to the maximum extent permitted by law.

      XII.  SPECIFIC PERFORMANCE

            12.1 Specific Performance. The Members recognize and acknowledge that their Membership Interests are closely held and that, accordingly, in the event of a breach or default by one or more of the parties hereto of the terms and conditions of this Agreement, the damages to the remaining parties to this Agreement, or any one or more of them, may be impossible to ascertain and such parties will not have an adequate remedy at law. In the event of any such breach or default in the performance of the terms and provisions of this Agreement, any party or parties thereof aggrieved thereby shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to enforce the specific performance of the terms and provisions of this Agreement, to enjoin further violations of the terms and provisions of this Agreement and/or to obtain damages. Such remedies shall, however, be in addition to, and not in lieu or limitation of, any other remedies that are available to the other parties at law or in equity.

      XIII. MISCELLANEOUS PROVISIONS

            13.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws and decisions of the State of Delaware, without regard to conflict of law rules applied in such State.

            13.2 Consent To Jurisdiction. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in New York County, New York. The undersigned, by execution and delivery of this Agreement, expressly and irrevocably: (i) consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party by hand or by certified mail, delivered or addressed as set forth in
Section 13.4 of this Agreement; and (iii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

            13.3 Entire Agreement. This Agreement and the Exhibits annexed hereto constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, of the parties hereto regarding the subject matter of this Agreement. Each of the Exhibits annexed to this Agreement is hereby incorporated in and made part of this Agreement as if set forth in full.

            13.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made by delivery in person, by overnight courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13.4):

                           (a)      if to the Company, to:

                                    JAF-HLR, LLC
                                    c/o Hollinger International, Inc
                                    712 Fifth Avenue
                                    New York, New York 10019
                                    Attention: Matthew Doull
                                    Telephone: (212) 586-5666
                                    Facsimile: (212) 586-0010


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

                           (b)      if to JAF, to

                                    James A. Finkelstein
                                    c/o News Communications, Inc.
                                    2 Park Avenue
                                    New York, New York 10016
                                    Telephone: (212) 689-1470
                                    Facsimile: (212) 689-4018

                                    with a copy to:

                                    Rice & Ravitch LLP
                                    610 Fifth Avenue
                                    New York, New York 10020
                                    Attention:       Donald S. Rice
                                    Telephone:       (212) 218-7880
                                    Facsimile:       (212) 218-7888

                           (c)      if to Hollinger, to:

                                    Hollinger NCI Holdings, LLC
                                    712 Fifth Avenue
                                    New York, New York 10019
                                    Attention: Matthew Doull
                                    Telephone: (212) 586-5666
                                    Facsimile: (212) 586-0010

                                    with a copy to:

                                    Herrick, Feinstein LLP
                                    2 Park Avenue
                                    New York, New York 10016
                                    Attention:       Irwin A. Kishner
                                    Telephone:       (212) 592-1435
                                    Facsimile:       (212) 592-1500

All such notices and other communications shall be deemed to be given and received on the (i) date of personal delivery; (ii) next Business Day if sent by a reputable overnight courier; (iii) date of actual telecopier transmission or
(iv) three (3) Business Days after mailing (in each case, regardless of whether such notice or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 13.4).

            13.5 Captions. The captions used in this Agreement are intended for convenience of reference only, shall not constitute any part of this Agreement and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement. Unless expressly otherwise provided for herein, all references to Sections and Articles shall mean the Sections and Articles of this Agreement.

            13.6 Pronouns. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

            13.7 Execution. This Agreement may be executed in counterparts and, as so executed, shall constitute one agreement binding on the Company and the Members.

            13.8 Amendments. This Agreement may be amended only by each of the Members and the Company.

            13.9 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto.

            13.10 Waiver. Any breach of any term or provision of this Agreement shall be waived only by means of a writing signed by the non-breaching party or parties which sets forth with particularity the breach being waived and the scope of the waiver. Any waiver of any term or condition of this Agreement shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or provision of this Agreement. No waiver shall be implied from any conduct or action of the non-breaching party or parties. The failure of any party hereto in asserting any of its rights hereunder shall not operate as a waiver of any such rights.

            13.11 No Partition. Each Member hereby irrevocably waives any and all rights that he or it may have to maintain any action or partition of the Company's property.

            13.12 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement. This Agreement may be executed and delivered via telecopier machine by the parties hereto, which shall be deemed for all purposes as an original.

            13.13 Remedies. Except as otherwise expressly provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every remedy under this Agreement now or hereafter existing at law or in equity.

            13.14 Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be deemed invalid, illegal or unenforceable in any respect, such affected provisions shall be construed and deemed rewritten so as to be enforceable to the maximum extent permitted by law, thereby implementing, to the maximum extent possible, the intent of the parties hereto, and the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

            13.15 Further Assurances. The Members shall execute and deliver such further instruments and documents and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

            13.16 No Third Party Beneficiaries. Except as is otherwise specifically provided for in this Agreement or as may otherwise be specifically agreed in writing by each of the Members, the provisions of this Agreement are not intended to be for the benefit of any creditor or other Person (other than a Related Party) to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members or any Related Party; and no such creditor or other Person shall obtain any benefit from such provisions or shall, by reason of any such foregoing provision, make any claim in respect of any debt, liability, or obligation against the Company, the Members or any Related Party. Notwithstanding the foregoing, the parties hereto hereby expressly acknowledge and confirm that NCI is an express third party beneficiary of Sections 6.3 and 6.4 for all purposes and accordingly NCI shall have the right to enforce the rights afforded to it under such Sections as if it were a signatory hereto.

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

      IN WITNESS WHEREOF, the parties hereto have executed and delivered, or caused the execution and delivery of, this Agreement as of the date first written above.

                                            COMPANY:

                                            JAF-HLR, LLC

                                            By:  Hollinger NCI Holdings, LLC,
                                                     Member

                                            By: /s/ Matthew Doull
                                                --------------------------------
                                                Name:  Matthew Doull
                                                Title: Authorized Signatory

                                            By: /s/ James A. Finkelstein
                                                --------------------------------
                                                    James A. Finkelstein,
                                                     Member

                                            MEMBERS:

                                            Hollinger NCI Holdings, LLC

                                            By: /s/ Matthew Doull
                                                --------------------------------
                                                Name:  Matthew Doull
                                                Title: Authorized Signatory

                                            By: /s/ James A. Finkelstein
                                                --------------------------------
                                                    James A. Finkelstein,
                                                     individually

                                   SCHEDULE A

    List of NCI Equity Securities Owned Beneficially and/or of Record by JAF

o     1,018,445 shares of NCI common stock, $0.01 par value per share

o Warrants to purchase up to 3,150,000 shares of NCI common stock, $0.01 par value per share